UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2023

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Business Park Drive
Branford, Connecticut	06405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 688-7374

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	NASDAQ
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 26, 2023, Quantum-Si Incorporated (the “Company”) committed to an organizational restructuring designed to decrease its costs and create a more streamlined organization to support its business. As a result, the Company is terminating approximately 16% of its workforce. In connection with the restructuring, the Company expects that it will recognize over the remainder of 2023 a one-time cash charge related to severance and other benefits of approximately $2.5 million. In addition, the Company expects to recognize non-cash expense over the remainder of 2023 in the amount of approximately $0.3 million related to stock option modifications. The severance and other benefits related charge, as well as the expense related to stock option modifications are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the restructuring. The Company expects to substantially complete the restructuring in the fourth quarter of 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2023 (the “Effective Date”), the Company and Patrick Schneider, Ph.D., the Company’s current President and Chief Operating Officer, mutually determined that Dr. Schneider will step down from such roles, effective as of the Effective Date. The Company expects to enter into a separation agreement with Dr. Schneider, the terms of which will be consistent with the Company’s Executive Severance Plan, as amended, and will be disclosed once available.

In addition, the Company’s board of directors (the “Board”) appointed Jeffrey Hawkins, the Company’s current Chief Executive Officer and member of the Board, as President of the Company, effective as of the Effective Date. Biographical information for Mr. Hawkins can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2023, which such information is incorporated herein by reference. The selection of Mr. Hawkins to perform the functions of President was not pursuant to any arrangement or understanding between Mr. Hawkins and any other person. There are no family relationships between Mr. Hawkins and any director or executive officer of the Company, and there are no transactions between Mr. Hawkins and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Hawkins will not receive any additional compensation for serving as President and has not entered into any agreements in connection with his appointment other than those previously disclosed. Mr. Hawkins will also continue to serve as Chief Executive Officer and member of the Board.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including with respect to the organizational restructuring. The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. These risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s most recently filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Copies of these filings are available online at www.sec.gov, www.quantum-si.com or on request from the Company. Forward-looking statements included herein speak only as of the date hereof and the Company undertakes no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

		By:	/s/ Jeffry Keyes
		Name:	Jeffry Keyes
		Title:	Chief Financial Officer

Date:	August 29, 2023